UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 5, 2005

    ONE LINK 4 TRAVEL, INC
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-81922 (Commission File Number)	43-1941213 (IRS Employer Identification No.)

One Market Plaza, Spear Tower, Suite 3600, San Francisco, CA (Address of principal executive offices)	94105 (Zip Code)

        Registrant’s telephone number, including area code (415) 293-8277

        Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02    Unregistered Sales of Equity Securities

        On May 5, 2005, One Link 4 Travel, Inc. (the “Company”) completed a convertible debt offering (the “Note Offering”) in the aggregate principal amount of $6,450,000. In accordance with the terms of the Note Offering, each note may be converted at the election of the respective holder into shares of the Company’s common stock at a conversion price of $1.50 per share. The notes bear interest at a rate of 10% per annum and mature in December 2007. The Company has the right to pre-pay the notes after October 2006.

        Also pursuant to the Note Offering, each note holder received the right to purchase the number of shares of the Company’s common stock which equals ½ of the number of shares into which the note holder’s note is convertible, at an exercise price of $1.50 per share for a period of five years.

        No commissions were paid in connection with the Note Offering. The Note Offering was conducted pursuant to the exemptions from registration contained in Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.

Item 7.01    Regulation FD Disclosure.

        On May 5, 2005, Company issued a press release entitled “One Link 4 Travel Closes on $6 Million Funding”. A copy of this press release is attached hereto as Exhibit 99.1.

        The information in Item 7.01 of this Current Report on Form 8-K, including the exhibit attached hereto, is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any filing of the Company, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01.    Financial Statements and Exhibits

(a)     Financial statements of businesses acquired.
Not applicable.

(b)     Pro forma financial information.
Not applicable.

(c)     Exhibits.

Exhibit No.         Description
99.1                      Press Release issued May 5, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 5, 2005	ONE LINK 4 TRAVEL, INC By: /s/ F. W. Guerin F. W. Guerin Chief Executive Officer

EXHIBIT INDEX

Exhibit No. 99.1	Description Press Release issued May 5, 2005.